Exhibit 10.1

LIMITED RECOURSE INDEMNITY AGREEMENT

THIS LIMITED RECOURSE INDEMNITY AGREEMENT (this “Indemnity”) is made as of October 28, 2022 by WHEELER REIT, L.P., a Virginia limited partnership (“Indemnitor”), in favor of GUGGENHEIM REAL ESTATE, LLC, a Delaware limited liability company (“Lender”) referred to below.

WHEREAS, THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO (“Borrower”) and Lender entered into a certain Term Loan Agreement dated as of the date hereof (as the same may be supplemented, amended, restated, renewed, replaced, substituted, modified or extended from time to time, the “Loan Agreement”), whereby Lender agreed to make a secured mortgage loan (the “Loan”) available to Borrower in the maximum aggregate principal amount at any time outstanding not to exceed the sum of ONE HUNDRED TEN MILLION and 00/100 DOLLARS ($110,000,000.00) to finance the Project.

WHEREAS, Lender is unwilling to make the Loan unless Indemnitor delivers this Indemnity to Lender.

WHEREAS, Indemnitor is an Affiliate of Borrower and, accordingly, Indemnitor will derive material financial benefit from the Loan.

WHEREAS, any capitalized term used and not defined in this Indemnity shall have the meaning given to such term in the Loan Agreement. This Indemnity is one of the Loan Documents described in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and in order to induce Lender to make the Loan to Borrower, Indemnitor hereby agrees as follows:

SECTION 1. Limited Recourse. Notwithstanding any provision to the contrary in any of the Loan Documents, Indemnitor, jointly and severally, shall be fully and personally liable for, and shall defend, indemnify and hold harmless Lender from and against, the full amount of any deficiency, loss, cost (including reasonable attorneys’ fees and expenses), expense, claim, liability, judgment, award, obligation, penalty, action, suit, disbursement or damage suffered by Lender because of any of the following:

(a) Borrower’s commission of a criminal act;

(b) the misappropriation or misapplication of any funds derived from the Project and/or the Leases, including, without limitation, security deposits, insurance proceeds and condemnation awards by Borrower, any other Borrower Party, or Property Manager, or any of their respective Affiliates who are involved in the operations, maintenance, accounting, rental, or other financial or business affairs or processes of the Project (collectively, “Project Affiliates”);

(c) fraud or misrepresentation by Borrower, any other Borrower Party, Property Manager or any of their respective Project Affiliates made in or in connection with the Loan Documents, the Loan, the Leases, Operating Revenue or Operating Expenses;

(d) collection of rents by Borrower or Property Manager or any of their respective Project Affiliates more than one (1) month in advance or entering into or modifying Leases, or receipt of monies by Borrower, any other Borrower Party or any of their respective Project Affiliates in connection with the modification of any Leases, in violation of any of the Loan Documents;

(e) Borrower’s, any other Borrower Party’s, Property Manager’s or any of their respective Project Affiliates’ failure to apply Operating Revenues to the costs of maintenance and operation of the Project and to the payment of Taxes, Lien claims, insurance premiums, debt service, fees and any other amounts due under or pursuant to the Loan Documents;

(f) damage or destruction to the Project caused by the acts or omissions of Borrower, any other Borrower Party or any of their respective Project Affiliates or any of their respective agents, employees or contractors, including without limitation, waste of the Project;

(g) Borrower’s failure to maintain insurance as required by the Loan Documents or Borrower’s failure to pay any Taxes, Other Taxes or other assessments affecting the Project;

(h) any claim or allegation made by Borrower or any other Borrower Party or any of their respective successors or assigns that this Indemnity or the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower and Lender;

(i) Borrower, any Borrower Party or any of their respective Project Affiliates takes any action which impedes, enjoins, prevents, hinders, frustrates, delays, stays or interferes with Lender’s exercise of any rights or remedies under any of the Loan Documents, at law or in equity;

(j) the failure of Borrower to maintain its status as a Single Purpose Entity; and/or

(k) the failure of Borrower to comply with the provisions of (i) Section 2.9 or Section 8.19 of the Loan Agreement, or (ii) Section 8.16 of the Loan Agreement while a Cash Sweep Period or an Event of Default exists;

(l) any brokerage commission or finder’s fees claimed in connection with the transactions contemplated by the Loan Documents, except to the extent arising from any claims of any Person engaged or purportedly engaged by or on behalf of Lender; and/or

(m) until such time as a fully executed estoppel substantially in the form attached hereto as Exhibit A (the “Ground Lease Estoppel”) is provided to Lender, any claim made by one or more parties constituting the Landlord named in the Ground Lease Estoppel against the Tenant named therein, with respect to any misstatement or misrepresentation which would have been corrected or disclosed to Lender had the Ground Lease Estoppel been previously received by Lender.  In the event that Lender receives the Ground Lease Estoppel, this Section 1(m) shall be null and void.

The foregoing items are sometimes hereinafter referred to as “Limited Recourse Obligations.”

SECTION 2. Full Recourse. Notwithstanding anything to the contrary in any of the Loan Documents, the Obligations shall be fully recourse, jointly and severally, to Indemnitor in the event that:

(a) Borrower or Indemnitor files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(b) an Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower or Indemnitor, (1) files, or joins in the filing of, an involuntary petition against Borrower or such Indemnitor under the Bankruptcy Code and which involuntary proceeding is not discharged or dismissed within sixty (60) days after the date of the commencement of same or (2) solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower or such Indemnitor from any Person;

(c) Borrower or Indemnitor files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; provided, however, a Borrower or an Indemnitor will not be deemed to have consented to, acquiesced in or joined an involuntary petition if such Borrower or Indemnitor is legally compelled to file such answer or join in to a petition or proceeding that such Borrower or Indemnitor did not initiate;

(d) any Affiliate, officer, director, or representative which controls Borrower or Indemnitor consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, such Indemnitor or any portion of the Project; provided, however, a Borrower or an Indemnitor will not be deemed to have consented to, acquiesced in or joined an application for the appointment of a custodian, receiver, trustee or examiner if such Borrower or Indemnitor is legally compelled to take such action and such Borrower or Indemnitor did not initiate the applicable application

(e) Borrower or Indemnitor makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(f) Any Transfer (other than a Permitted Transfer) occurs;

(g) The division by Borrower or Indemnitor into multiple entities or series pursuant to Section 18-217 of the Delaware Limited Liability Company Act or otherwise without Lender’s prior written consent;

(h) the failure of Borrower to maintain its status as a Single Purpose Entity, which failure results in the substantive consolidation of Borrower with any other Person; and/or

(i) Borrower’s incurrence of any Debt in violation of the Loan Documents.

The foregoing items are sometimes hereinafter referred to as “Full Recourse Obligations.”

SECTION 3. Indemnity Absolute.

(a) Indemnitor hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to Lender the prompt, full and complete payment and/or performance of the Limited Recourse Obligations and the Full Recourse Obligations, and agrees to pay any and all out of pocket expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in enforcing any rights under this Indemnity (such expenses, together with all of the Limited Recourse Obligations and all of the Full Recourse Obligations, being the “Indemnified Obligations”). Indemnitor hereby further agrees that if Borrower shall fail to pay in full when due and owing, whether at stated maturity, by acceleration, lapse of time or otherwise, any of the Indemnified Obligations, such Indemnitor will promptly pay the same, upon written demand and that in the case of any extension of time of payment or renewal of any of the Obligations or the Indemnified Obligations, the same will be promptly paid in full when due and owing (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Any payment hereunder shall be due no later than thirty (30) days following the giving of a written demand therefor from Lender to an Indemnitor in accordance with Section 8 below. If the amounts due hereunder are not paid to Lender as aforesaid within such thirty (30) day period following written demand, then the same shall bear interest at the Default Rate from the date of delivery of the initial written demand until the date such amounts due hereunder have been paid in full (which interest shall be included within the meaning of Indemnified Obligations). All payments by an Indemnitor on account of this Indemnity shall be paid in U.S. Dollars.

(b) Each and every default relating to the Indemnified Obligations shall give rise to a separate cause of action hereunder by Lender and separate suits may be brought hereunder as each such cause of action arises.

(c) This Indemnity is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Indemnity may not be revoked by Indemnitor and shall continue to be effective with respect to any Indemnified Obligations arising or created after any attempted revocation by Indemnitor until terminated pursuant to Section 10 hereof. Indemnitor guarantees that the Indemnified Obligations will be paid strictly in accordance with the terms of this Indemnity and the other Loan Documents (if, and to the extent, applicable) regardless of any Legal Requirements now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The liability of Indemnitor under this Indemnity shall be joint and several, absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Note, the Mortgage or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or the Indemnified Obligations, or any other amendment of, waiver of or any consent to departure from the Note;

(iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of consent to departure from any other indemnity or any guaranty or acknowledgment of debt, for all or any of the Obligations;

(iv) the existence of any other guaranties or acknowledgments of debt of the Indemnified Obligations or the Obligations or the exchange, release, amendment or waiver of any such guaranties or acknowledgments of debt, or the enforceability thereof;

(v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower, Indemnitor or a guarantor or a Person giving an acknowledgment of debt; or

(vi) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Indemnitor or any other Person at any time liable for the payment of all or part of the Obligations or the Indemnified Obligations; or any dissolution of Borrower or Indemnitor or any sale, lease or transfer of any and all of the assets of Borrower or Indemnitor or any changes in the shareholders, partners or members of Borrower or Indemnitor, except as may be expressly set forth in the Loan Agreement; or any reorganization of Borrower or Indemnitor, except as may be expressly set forth in the Loan Agreement.

Indemnitor agrees that Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of such Indemnitor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations or the Indemnified Obligations, and may also make any agreement with Borrower or with any other party to or Person liable on any of the Obligations or the Indemnified Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Lender and Borrower or any of such other party or Person, without in any way impairing or affecting this Indemnity. Indemnitor agrees that Lender may resort to Indemnitor for payment of any of the Indemnified Obligations, whether or not Lender shall have resorted to or foreclosed against the Mortgage, or any other collateral security, or any other guaranties or acknowledgments of debt, or shall have proceeded against Borrower or any other obligor principally or secondarily obligated with respect to any of the Obligations.

It shall not be necessary for Lender (and Indemnitor hereby waives any rights that such Indemnitor may have to require Lender), in order to enforce the obligations of such Indemnitor hereunder, first to (i) institute any suit or exhaust any remedies against Borrower or any other Person liable under the Loan Documents, (ii) enforce Lender’s rights against Indemnitor any other guarantors of the Obligations or the Indemnified Obligations, (iii) enforce Lender’s right against any collateral which shall ever have been given to secure the Loan, (iv) join Borrower or any other Person liable on the Indemnified Obligations in any action seeking to enforce this Indemnity, or (v) resort to any other means of obtaining payment of the Obligations or the Indemnified Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations or the Indemnified Obligations.

This Indemnity shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or the Indemnified Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Indemnitor or otherwise, all as though such payment had not been made. In addition, notwithstanding anything to the contrary contained in this Indemnity or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount of the Obligations secured by the Mortgage or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

SECTION 4. Waiver. Indemnitor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations or the Indemnified Obligations and this Indemnity and any requirement that Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against Borrower or any other Person or entity or any collateral.

SECTION 5. Subrogation. Indemnitor irrevocably waives any rights which it may acquire by way of subrogation under this Indemnity against Borrower or any other guarantor or a Person giving an acknowledgment of debt of the Obligations or Indemnified Obligations, by any payment made hereunder or otherwise, until all the Obligations or Indemnified Obligations have been paid in full. For the avoidance of any doubt, and in accordance with Section 8.23 of the Loan Agreement, Guarantor may receive, as the sole member of Borrower, periodic distributions of net cash flow from operations of the Project so long as an Event of Default does not exist, the Loan is not in a Cash Sweep Period, and such distributions are made pursuant to the organizational documents of Borrower.

SECTION 6. Representations and Warranties. Indemnitor hereby represents and warrants that it has full legal right and power to execute and deliver this Indemnity and perform its obligations hereunder; that there is no provision of any agreement or contract binding on it that would prohibit, conflict with or in any way prevent the execution, delivery and performance of this Indemnity; that there is no action, suit, proceeding or investigation pending, or to Indemnitor’s knowledge, threatened against Indemnitor that might affect the financial condition of Indemnitor or the ability of Indemnitor to perform any of its obligations hereunder; that all financial statements of Indemnitor and other documents, reports and certificates delivered to Lender by or on behalf of Indemnitor in connection with Lender’s underwriting of the Loan are true and correct as of the respective dates and there has been no material adverse change in Indemnitor’s financial condition since such dates; and that Indemnitor is and shall remain in full compliance with all of the Financial Covenants. Indemnitor acknowledges that this Indemnity is an “instrument for the payment of money only” within the meaning of New York Civil Practice Law and Rules Section 3213. All of the representations and warranties made by Indemnitor shall survive the execution hereof.

SECTION 7. Amendments, etc. No amendment or waiver of any provision of this Indemnity nor consent to any departure by Indemnitor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8. Notices. Any approval, consent, demand, notice, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given if given in the manner provided for the giving of notices under Section 11.1 of the Loan Agreement, addressed to the party for whom it is intended at its address set forth in the Loan Agreement and below, as applicable:

Indemnitor:	Wheeler REIT, L.P.
2529 Virginia Beach Blvd.
Virginia Beach, VA 23452
Attention: M. Andrew Franklin
Email: afranklin@whlr.us

With a copy to:	Stuart Pleasants
2529 Virginia Beach Blvd.
Virginia Beach, VA 23452
Email: stuart@stuartpleasants.com

SECTION 9. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by Law. To the extent that any collateral is located outside New York State, Indemnitor acknowledges that any restrictions, limitations and prohibitions in New York Real Property Actions and Proceedings Law §§ 1301 and 1371 do not apply.

Indemnitor waives the benefit of any statute of limitations affecting Indemnitor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to any of Indemnitor’s obligations hereunder shall similarly operate to defer or delay the operation of such statute of limitations applicable to Indemnitor’s liability hereunder to the extent permitted by applicable law.

SECTION 10. Continuing Indemnity. This Indemnity is a continuing indemnity and shall remain in full force and effect until all of the Indemnified Obligations have been indefeasibly paid, performed and completed in full.

SECTION 11. Severability. Any provision of this Indemnity, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Indemnity (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.

SECTION 12. Entire Agreement; Amendments. This Indemnity contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the party against whom enforcement of the waiver, amendment or termination is sought.

SECTION 13. Successors and Assigns. This Indemnity shall be binding upon and shall inure to the benefit of Lender and Indemnitor and its and their respective heirs, personal representatives, successors and assigns. This Indemnity may be assigned by Lender with respect to all or any portion of the Indemnified Obligations, and when so assigned, Indemnitor shall be liable under this Indemnity to the assignee(s) for the full payment and performance of the Indemnified Obligations guaranteed hereby so assigned without in any manner affecting the liability of such Indemnitor hereunder to Lender with respect to the Indemnified Obligations guaranteed hereby (to the extent retained by Lender). This Indemnity may not be assigned by Indemnitor without the written consent of Lender. Without limiting the generality of the foregoing, Lender may assign or otherwise transfer the Note to any other Person and such other Person shall thereupon become vested with all the rights in respect thereof granted to Lender herein or otherwise.

SECTION 14. ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT. INDEMNITOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER ON THIS INDEMNITY, ANY AND EVERY RIGHT SUCH INDEMNITOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS) AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT SUCH INDEMNITOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

SECTION 15. Waiver of Jury Trial. Lender and Indemnitor hereby irrevocably and unconditionally waive, in connection with any suit, action or proceeding brought by or on behalf of Lender or such Indemnitor with respect to this Indemnity, any and every right they may have to a trial by jury.

SECTION 16. Governing Law. This Indemnity shall be governed by, and construed in accordance with, the Legal Requirements of the State of New York, without giving effect to New York’s principles of conflicts of law. Indemnitor hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court located in the County of New York in any action or proceeding arising out of or relating to this Indemnity.

SECTION 17. Financial Statements and Covenants.

(a) Indemnitor covenants and agrees that it shall, at all times during the term of the Loan, (i) remain in full compliance with the Financial Covenants and, (ii) in a timely manner, enable Borrower to comply with its obligations under Article 7 of the Loan Agreement.

(b) Indemnitor shall not, at any time while an Event of Default exists, enter into or effectuate any transaction that would materially reduce the net worth of such Indemnitor, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in such Indemnitor. For the avoidance of any doubt, and in accordance with Section 8.23 of the Loan Agreement, Guarantor may receive, as the sole member of Borrower, periodic distributions of net cash flow from operations of the Project so long as an Event of Default does not exist, the Loan is not in a Cash Sweep Period, and such distributions are made pursuant to the organizational documents of Borrower.

SECTION 18. Counterparts; Electronic Signatures. This Indemnity may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document; provided, however, in making proof of this Indemnity, it shall be unnecessary to produce or account for more than one counterpart to which signatures (acknowledged as applicable) from other counterparts may be attached. Delivery of an executed counterpart of a signature page of this Indemnity or any other Loan Document by facsimile or electronic image (including, without limitation, “pdf,” “tif” or “jpg” format) will be effective as a delivery of an original of a manually executed counterpart of this Indemnity or such other Loan Document with the same force and effect as if such facsimile or electronic image signature page was an original thereof. Each party intends to be bound by any such facsimile and electronic image signatures, is aware that the Lender will rely on such signatures, and shall not raise, and waives, any defense to, the validity, binding nature of, or enforceability of this Indemnity or such other Loan Document based on the form of signature. An original executed counterpart shall be delivered by, or on behalf of, Borrower and/or Indemnitor, as applicable, to Lender following delivery of the facsimile or electronic image, but the failure to deliver such original executed counterpart shall not affect the validity, binding nature, or enforceability of this Indemnity or such other Loan Document. INDEMNITOR AND LENDER AGREE THAT ELECTRONIC SIGNATURES OF THE PARTIES, WHETHER DIGITAL OR ENCRYPTED, IF AND AS INCLUDED IN THIS INDEMNITY AND THE OTHER LOAN DOCUMENTS ARE INTENDED TO AUTHENTICATE THIS WRITING AND TO HAVE THE SAME FORCE AND EFFECT AS MANUAL SIGNATURES. “ELECTRONIC SIGNATURE” MEANS ANY ELECTRONIC SOUND, SYMBOL OR PROCESS ATTACHED TO OR LOGICALLY ASSOCIATED WITH A RECORD AND EXECUTED AND ADOPTED BY A PARTY WITH THE INTENT TO SIGN SUCH RECORD, INCLUDING FACSIMILE OR E-MAIL ELECTRONIC SIGNATURES.

[signature page follows]

IN WITNESS WHEREOF, Indemnitor has duly executed and delivered this Indemnity as of the date first written above.

INDEMNITOR:

WHEELER REIT, L.P.,

a Virginia limited partnership,

its sole member

By:	Wheeler Real Estate Investment Trust, Inc.,
a Maryland corporation,
its General Partner

By:	/s/ M. Andrew Franklin
Name:	M. Andrew Franklin
Title:	President and Chief Executive Officer

State of Virginia	)
City OF Virginia Beach	) ss.
)

On the 18th day of October before me, the undersigned, a Notary Public in and for said state, personally appeared M. Andrew Franklin, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Kathleen Fennessy Agustin
Notary Public
[SEAL]	Commonwealth of Virginia
Registration No. 7305242
My Commission Expires June 30, 2025

SCHEDULE I

BORROWERS

1.	Cedar Brickyard, LLC, a Delaware limited liability company (“Brickyard I Borrower”)

2.	Cedar Brickyard II, LLC, a Delaware limited liability company (“Brickyard II Borrower”)

3.	Cedar-Fairview Commons, LLC, a Delaware limited liability company (“Fairview Borrower”)

4.	Cedar-Gold Star Plaza, LLC, a Delaware limited liability company (“Gold Star Borrower”)

5.	Cedar Golden Triangle, LLC, a Delaware limited liability company (“Golden Triangle Borrower”)

6.	Cedar Hamburg, LLC, a Delaware limited liability company (“Hamburg Borrower”)

7.	Pine Grove Plaza Associates, LLC, a Delaware limited liability company (“Pine Grove Borrower”)

8.	Cedar Southington Plaza, LLC, a Delaware limited liability company (“Southington Borrower”)

9.	Cedar-Trexler, LLC, a Delaware limited liability company (“Trexler Borrower”)

10.	Washington Center L.L.C. 1, a Delaware limited liability company (“Washington I Borrower”)

11.	Greentree Road L.L.C. 1, a Delaware limited liability company (“Washington II Borrower”)

12.	Cedar-PC Plaza, LLC, a Delaware limited liability company (“Webster I Borrower”)

13.	Cedar-PC Annex, LLC, a Delaware limited liability company (“Webster II Borrower”)

EXHIBIT A

Form of Ground Lease Estoppel

ESTOPPEL CERTIFICATE

WITH RESPECT TO

GROUND LEASE

To:	Guggenheim Real Estate, LLC, its successors and assigns (“Lender”)

c/o Guggenheim Partners Investment Management, LLC

100 Willshire Boulevard, Suite 500

Santa Monica, California 90401

Attention: Head of Real Estate

Cedar Southington Plaza, LLC (“Tenant”)

c/o Wheeler Real Estate Investment Trust, Inc.

2529 Virginia Beach Blvd.

Virginia Beach, VA 23452

Date: _______________________, 20___

WHEREAS, HERBERT R. OLSON, MURIEL S. OLSON, and NORMA OLSON-BARTLEY and PAUL R. OLSON, as co-trustees of the NORMAN E. OLSON REVOCABLE TRUST (collectively, the “Prior Landlord”) and Tenant entered into that certain Ground Lease dated May 17, 1972, between Raymond P. Olson, Herbert R. Olson and Norman E. Olson (“Original Ground Landlord”) and Robert S. Carlson (“Carlson”), as amended and supplemented by (i) that certain Separate Rent Agreement under Lease dated May 17, 1972 dated May 17, 1972, between Original Ground Landlord and Carlson, (ii) that certain Lease and Separate Rent Agreement Amendment dated September 18, 1978, between Herbert R. Olson and Norman E. Olson (“Second Ground Landlord”) and Southington Center Associates (“Southington”), (iii) that certain Amendment to Separate Rent Agreement dated August 1982, between Second Ground Landlord and Southington, (iv) that certain Assignment and Assumption of Lease dated July 26, 1984, between Southington and Meadows Management Retirement Plan (001) (“Meadows”), (v) that certain Amendment to Separate Rent Agreement Amending Rent as of March 14, 1987 dated September, 1987 between Second Ground Landlord and Southington ‘84 Associates, a New Jersey general partnership (“Southington ‘84”), (vi) that certain Amendment to Separate Rent Agreement Amending Rent as of March 14, 1992 dated April 9, 1992 between Second Ground Landlord and Southington ‘84, (vii) that certain Amendment to Separate Rent Agreement Amending Rent as of March 14, 1997 dated July 25, 1997 between Herbert R. Olson and Estate of Norman E. Olson and Southington ‘84, (viii) that certain Amendment to Separate Rent Agreement Amending Rent as of March 14, 2002 dated August 14, 2002, between Prior Landlord and Southington ‘84, (ix) that certain Assignment and Assumption of Ground Lease dated August 29, 2003, between Southington ‘84 and Cedar Southington Plaza, LLC (“Cedar”), (x) that certain Ground Lease Amendment dated August, 2005 between Prior Landlord and Tenant, (xi) that certain Amendment to Separate Rent Agreement Amending Rent as of March 14, 2007 under Lease Dated May 17, 1972 dated December 19, 2008, between Second Ground Landlord and Carlson and (xx) that certain Amendment to Ground Lease Rents dated June 25, 2012 (collectively, the “Ground Lease”), for premises located at 235 Queen Street, Southington, Connecticut (“Ground Lease Premises”); and

WHEREAS, the fee interest in the Ground Lease Premises and the landlord’s interest under the Ground Lease are currently held as follows: (i) with respect to a twenty-five percent (25%) interest, by Adam Chamberlain, Keith W. Carroll and Amber J. Carroll, as trustees of the Herbert R. Olson testamentary trust; (ii) with respect to a twenty-five percent (25%) interest, (x) two-thirds (2/3) thereof by Robert S. Stanek as trustee of the Revocable Trust Agreement of Muriel Olson dated April 12, 2000, and (y) one-third (1/3) thereof by Hilaree C. Olson, individually; (iii) with respect to a twenty-five percent (25%) interest, by James R. Borck as executor of the Estate of Paul R. Olson; and (iv) with respect to a twenty-five percent (25%) interest, by Norman Olson-Bartley, individually (collectively “Landlord”); and

WHEREAS, Tenant has entered into or is about to enter into a certain loan arrangement (as may be amended or modified, the “Loan”) with Lender which is or will be evidenced and/or secured by, amongst other documents, instruments and agreements, a certain Term Loan Agreement dated on or about the date hereof (as may be amended or modified, the “Loan Agreement”) entered into by and among Tenant and other entities (collectively, the “Borrower”) and Lender, and an Open-End Leasehold Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated on or about the date hereof (as may be amended or modified, the “Mortgage”), made by Tenant for the benefit of Lender, which Mortgage encumbers the Tenant’s leasehold interest in the Ground Lease Premises; and

WHEREAS, as a condition to entering into the Loan, Lender has requested that the Landlord provide Lender with this Estoppel Certificate (this “Certificate”) with respect to the Ground Lease; and

WHEREAS, the Landlord understands and agrees that Lender is relying on Landlord’s statements herein in connection with Tenant and Lender’s making and maintaining the Loan;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord hereby represents and certifies to, and agrees with, Tenant and Lender as follows:

1. The Ground Lease is unmodified and is in full force and effect according to its terms.

2. A complete copy of the Ground Lease is attached hereto at Exhibit A. There are no other written agreements or understandings between the Landlord and the Tenant with respect to the Ground Lease and/or the Ground Lease Premises that modify the terms or provisions of the Ground Lease.

3. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to said capitalized terms in the Ground Lease.

4. To the Landlord’s knowledge, neither the Landlord nor the Tenant is in default under the Ground Lease, nor does any state of facts exist which, with the passage of time or the giving of notice or both, could constitute a default or an Event of Default under the Ground Lease. To the Landlord’s knowledge, there are no existing claims which the Landlord has against the Tenant with respect to or arising under the Ground Lease.

5. To the Landlord’s knowledge, there are no defenses or offsets against the enforcement of the Ground Lease by or against Landlord or Tenant.

6. Except as expressly set forth in the Ground Lease, and subject to the terms, conditions and restrictions therein, the Landlord has no right or option to terminate the Ground Lease or the Tenant’s rights thereunder.

7. The Rent currently due under the Ground Lease is $205,730.84 per annum, payable in equal monthly installments of $17,144.24 per month, which has been paid through August 1, 2022.

8. Tenant has paid to Landlord, and Landlord is currently holding, the Security Deposit in the amount of $0.00.

9. The Term of the Ground Lease will terminate on May 31, 2071.

10. The Landlord acknowledges that:

a.	Lender is a “Recognized Lender” as defined in Section 31.1 of the Ground Lease and is entitled to all notices and cure rights afforded to a Recognized Lender pursuant to Article 31 of the Ground Lease, including, without limitation, the right to enter into a “new lease” pursuant to Section 31.10 if the Ground Lease is ever terminated.

b.	The Mortgage (a copy of which has been provided to Landlord) is a “Security Instrument” as defined in Section 31.2 of the Ground Lease.

11. This Certificate may be executed and delivered by .pdf file and upon such delivery the .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

12. Copies of all notices to be provided to Lender, as a leasehold mortgagee, under the Ground Lease shall be provided as follows:

Guggenheim Real Estate, LLC

c/o Guggenheim Partners Investment Management, LLC

100 Wilshire Boulevard, Suite 500

Santa Monica, California 90401

Attention: Head of Real Estate

E-Mail: GREPortfolio@guggenheimpartners.com

With a copy to: Guggenheim Real Estate, LLC

c/o Guggenheim Partners Investment Management, LLC

231 S. Bemiston Avenue, Suite 1250

St. Louis, Missouri 63105

Attention: Jennifer A. Marler

E-Mail: Jennifer.Marler@guggenheimpartners.com

With a copy to: Dentons US LLP

4520 Main Street, Suite 1100

Kansas City, Missouri 64111

Attention: Sarah Armendariz, Esq.

E-Mail: Sarah.Armendariz@dentons.com

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Landlord has executed this Certificate as of the date first written above.

Adam Chamberlain, as trustee

Keith W. Carroll, as trustee

Amber J. Carroll, as trustee

Robert S. Stanek, as trustee of the Revocable Trust Agreement of Muriel Olson dated April 12, 2000

Hilaree C. Olson, individually

James R. Borck as executor of the Estate of Paul R. Olson

Norman Olson-Bartley, individually

[Signature Page to Estoppel Certificate with Respect to Ground Lease]

EXHIBIT A

Ground Lease

[attached]